UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2004

SEABULK INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28732	65-0966399
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 ELLER DRIVE, P.O. BOX 13038, FT. LAUDERDALE, FL		33316
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	954 523 2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On September 22, 2004, the Company issued the following press release:

Seabulk International, Inc. (Nasdaq: SBLK) today announced that it had incurred no material adverse impact from Hurricane Ivan or the two storms (Hurricanes Frances and Charley) that preceded it in the Gulf of Mexico and along the east and west coasts of Florida in recent weeks. Seabulk has operations in all three areas. Seabulk’s offshore business reported no damage to its vessels and expects activity in the Gulf of Mexico to increase in the aftermath of Ivan. Seabulk’s towing business sustained minor damage to two tugs in the port of Mobile and to its office facilities in Tampa. Seabulk’s Jones Act tanker business had no lost revenue days as a result of the three storms. Indeed, throughout this hurricane season, Seabulk Tankers was able to maintain its customers’ supply lines without interruption.

As a consequence and confirming its previous guidance, the Company also announced that results of operations to date in the third quarter of 2004 (ending September 30) are running ahead of the immediately preceding quarter, when it had net income of $2.7 million or $0.12 per fully diluted share. The Company expects this trend to continue for the remainder of the third quarter and into the fourth quarter.

With a fleet of 150 vessels, Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. We provide benchmark quality service to our customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated, professional employees. Visit us on the Web at www.seabulkinternational.com.

This press release includes "forward-looking" information. Forward-looking information includes any statements regarding our expected results of operations, business strategy, competitive position, growth opportunities, and management plans and objectives. Like any other business, we are subject to risks and other uncertainties that could cause our actual results to differ materially from any projections or that could cause other forward-looking information to prove incorrect. For a description of these risks and uncertainties, please see our Reports on Form 10-K and Form 10-Q that we have filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC. (Registrant)

September 23, 2004	By:	ALAN R. TWAITS

Name: ALAN R. TWAITS
Title: SENIOR VICE PRESIDENT